UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2016

MICROSEMI CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-8866	95-2110371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Enterprise, Aliso Viejo, California	92656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code
(949) 380-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On March 23, 2016, Microsemi Corporation (“Microsemi”) and Mercury Systems, Inc. (“Mercury”) entered into a Stock Purchase Agreement (the “Purchase Agreement”), pursuant to which, subject to the satisfaction or waiver of certain conditions, Microsemi has agreed to sell its membership interest in Microsemi LLC - RF Integrated Solutions (“RF LLC”) to Mercury (the “Transaction”) for $300 million in cash on a cash-free, debt-free basis, subject to a working capital adjustment. RF LLC, directly and through subsidiaries, operates a non-strategic component of a board level systems and packaging business.
The Purchase Agreement contains customary representations, warranties and covenants by Microsemi and Mercury, including covenants regarding the operation of the business of RF LLC prior to the closing. The closing of the Transaction is subject to customary closing conditions. Pursuant to the Purchase Agreement, prior to or concurrently with the closing of the Transaction, Microsemi and Mercury, and/or their respective affiliates, will enter into transition services agreements and certain other customary arrangements in connection with the Transaction.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which Microsemi expects to file with or prior to its Quarterly Report on Form 10-Q for the quarter ending April 3, 2016.
The Purchase Agreement has been included to provide investors and security holders with information regarding the terms of the Transaction. It is not intended to provide any other factual information about Microsemi or Mercury. The representations, warranties, covenants and agreements contained in the Purchase Agreement, which were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Investors and security holders are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Microsemi or Mercury or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in or Microsemi’s or Mercury’s public disclosures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSEMI CORPORATION (Registrant)

March 29, 2016	By:	/s/ John W. Hohener
John W. Hohener Executive Vice President, Chief Financial Officer, Treasurer and Secretary